UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2011

ExamWorks Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34930

Delaware	27-2909425
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3280 Peachtree Road, N.E.
Suite 2625
Atlanta, GA 30305
(Address of principal executive offices, including zip code)

(404) 952-24 00
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Section 2.03 below is incorporated by reference into this Item 1.01.

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2011, ExamWorks Group, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of 2011, a copy of which is filed as Exhibit 99.1 hereto.  The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 6, 2011, the Company, increased and fully exercised the accordion feature of its senior secured revolving credit facility, dated October 11, 2010, by and among the Company, the guarantors party thereto, Bank of America, N.A., as administrative agent, and the other lenders party thereto (the “Credit Facility”).  The increase and exercise of the accordion feature increased the committed capacity of the Credit Facility by $55 million, from a total of $245 million to $300 million.  Pursuant to the accordion increase and exercise, the Company entered into revolving commitment agreements with one new bank, adding the bank as additional lender under the Credit Agreement, and one of the existing banks increased its revolving commitment.

Concurrently with the foregoing, the Company amended the Credit Facility to, among other things, (i) permit its maximum senior leverage ratio to temporarily increase from 3.0 to 1 to 3.5 to 1 for the quarters ending June 30 and September 30, 2011 and 3.25 to 1 for the quarter ending December 31, 2011 and 3.0 to 1 thereafter; (ii) permit the netting of unrestricted domestic cash in excess of $2.5 million but not exceeding $12.5 million against funded indebtedness for purposes of calculating leverage ratios; (iii) increase permitted debt in the United Kingdom from £15 million to £35 million; and (iv) add flexibility to the Company’s ability to transfer funds to and from its United Kingdom subsidiaries.

In connection with the amendments, the Company paid commitment fees for the increase and exercise of the accordion in accordance with the terms of the Credit Facility, which included an increase in the letter of credit fee and Applicable Rate of Euro currency note loans and base rate loans of 0.25% during such times as the Company’s consolidated leverage ratio exceeds 3.0 to 1.

A copy of the First Amendment and Consent Agreement dated as of May 6, 2011, by and among the Company, as Borrower, Bank of America, N.A., as Administrative Agent and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010, is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits.

The following exhibits are filed herewith.

Exhibit No.	Description
10.1
First Amendment and Consent Agreement dated as of May 6, 2011, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010

99.1	Press Release dated May 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExamWorks Group, Inc.

Date: May 10, 2011	By:	/s/ J. Miguel Fernandez de Castro
J. Miguel Fernandez de Castro
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment and Consent Agreement dated as of May 6, 2011, by and among ExamWorks Group, Inc., as Borrower, Bank of America, N.A., as Administrative Agent, and the Guarantors and Lenders party thereto, amending Credit Agreement dated as of October 10, 2010

99.1	Press Release dated May 10, 2011